UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 23, 2021 (November 9, 2021)

Aptiv PLC

(Exact name of registrant as specified in its charter)

Jersey	001-35346	98-1029562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Hanover Quay

Grand Canal Dock

Dublin, D02 VY79, Ireland

(Address of Principal Executive Offices, Including Zip Code)

(Registrant’s Telephone Number, Including Area Code) 353-1-259-7013

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value per share	APTV	New York Stock Exchange
5.50% Mandatory Convertible Preferred Shares, Series A, $0.01 par value per share	APTV PRA	New York Stock Exchange
1.500% Senior Notes due 2025	APTV	New York Stock Exchange
4.250% Senior Notes due 2026	APTV	New York Stock Exchange
1.600% Senior Notes due 2028	APTV	New York Stock Exchange
4.350% Senior Notes due 2029	APTV	New York Stock Exchange
4.400% Senior Notes due 2046	APTV	New York Stock Exchange
5.400% Senior Notes due 2049	APTV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Pursuant to the previously announced offering of $1,500,000,000 aggregate principal amount of 3.100% Senior Notes due 2051 (the “Notes”) to be issued by Aptiv PLC (the “Issuer”), the Issuer, Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as registrar, paying agent and authenticating agent, entered into a sixth supplemental indenture, dated as of November 23, 2021 (the “Supplemental Indenture”) to the Senior Notes Indenture dated as of March 10, 2015 (as previously amended, supplemented or otherwise modified from time to time, the “Base Indenture” and together with the Supplemental Indenture, the “Indenture”), providing for the issuance of the Notes.

The Notes will bear interest at a fixed rate of 3.100% per annum, and interest will be payable on June 1 and December of each year, beginning June 1, 2022 until the maturity date of December 1, 2051. The Issuer may redeem the Notes at such times and at the redemption prices as provided for in the Indenture. The Indenture also contains certain covenants as set forth in the Indenture and requires the Issuer to offer to repurchase the Notes upon certain change of control events.

The description of the Indenture contained herein is qualified in its entirety by reference to the Base Indenture and the Supplemental Indenture (including the form of Notes) which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On November 9, 2021, the Issuer entered into an underwriting agreement (the “Underwriting Agreement”), by and between the Issuer and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters listed on Schedule I thereto (the “Underwriters”), pursuant to which the Issuer agreed to issue and sell to the Underwriters $1.5 billion aggregate principal amount of the Notes. The description of the Underwriting Agreement contained herein is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The above-mentioned offering was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-258499) filed by the Issuer. Opinions of counsel for the Issuer are filed as Exhibits 5.1 and 5.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated as of November 9, 2021 by and between Aptiv PLC and the underwriters named therein.

4.1	Senior Notes Indenture, dated as of March 10, 2015, among Aptiv PLC, the guarantors named therein, Wilmington Trust, National Association, as Trustee and Deutsche Bank Trust Company Americas, as Registrar, Paying Agent and Authenticating Agent (incorporated by reference to the Current Report on Form 8-K filed on March 10, 2015).

4.2	Sixth Supplemental Indenture, dated as of November 23, 2021, among Aptiv PLC, Wilmington Trust, National Association, as Trustee, and Deutsche Bank Trust Company Americas, as Registrar, Paying Agent and Authenticating Agent.

5.1	Opinion of Davis Polk & Wardwell LLP with respect to the Notes.

5.2	Opinion of Carey Olsen Jersey LLP with respect to certain matters of Jersey law.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

23.2	Consent of Carey Olsen Jersey LLP (included in Exhibit 5.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2021	APTIV PLC

	By:	/s/ Katherine H. Ramundo
Katherine H. Ramundo
Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary